Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 256 to the Registration Statement (Form N-1A, No. 811-04556) of Transamerica Funds and to the incorporation by reference of our report dated February 26, 2018 on Transamerica Stock Index, included in the Annual Report for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2018